SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
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P.F. Chang's China Bistro, Inc.

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Dear Stockholders:

As you are aware, our 2002 Proxy Statement contains a proposal to increase the number of shares reserved for issuance pursuant to our 1998 Stock Option Plan (the “Plan”). Institutional Shareholder Services (“ISS”) has notified us that they will recommend a “no” vote on this proposal. We are writing to encourage you to vote for this proposal despite such recommendation.

First, ISS is opposed to our ability to reprice option grants under the Plan. While we have always had this flexibility, we are whole-heartedly opposed to the practice of repricing or canceling and reissuing options. Stockholders do not have the luxury of repricing their positions, neither should management nor the employees of P.F. Chang’s. Therefore, the Board of Directors has passed resolutions to amend the Plan such that repricings will only be possible if a majority of our stockholders approve such a course of action. We have included such resolutions and amendment to the Plan with this letter.

Second, ISS noted that we have the ability to grant non-qualified stock options at an exercise price equal to 85% of fair market value. As with repricings, we have always had that flexibility, but in practice, we have never issued an option grant at less than 100% of fair market value and we have no intention of doing so in the future. The Board of Directors has passed resolutions to amend the Plan such that grants of stock options at less than 100% of fair market value are prohibited. Again, we have included such resolutions and amendment to the Plan with this letter.

In addition to the Plan, we also maintain a 1997 Restaurant Management Stock Option Plan and a 1999 Nonstatutory Stock Option Plan. The Board of Directors has passed resolutions to amend these plans as well, in a manner that conforms with the amendments to the Plan. We have included such resolutions and amendments with this letter.

Finally, ISS calculated that the increase to the share reserve will create a “cost” to stockholders in excess of their benchmark. Their calculation assumes that all of the options available for grant will be granted in the current year. It is not our intent to do so – we fully expect the “reload” to last for at least 2 years.

We respect the role that ISS plays in annual stockholder meetings, however we respectfully disagree with their recommendation in this instance.

If you have any questions or if we need to further clarify our position, please do not hesitate to call either Kristina Cashman (602.381.7461) or myself (602.381.7466).

Many thanks,
/s/ Robert Vivian Robert Vivian President

March 22, 2002

15210 N SCOTTSDALE ROAD SUITE 300 • SCOTTSDALE ARIZONA • 85254
PHONE: 602 957 8986 • FAX: 602 957 8998

P.F CHANG’S CHINA BISTRO, INC.

CERTIFICATE OF SECRETARY

Dated: March 21, 2002

         The undersigned, Kristina Cashman, Secretary of P.F. Chang’s China Bistro, Inc., a Delaware corporation (the “Company”), does hereby certify on behalf of the Company that attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company at a regularly scheduled meeting on March 21, 2002. Such resolutions have not been amended or modified and are in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

/s/ Kristina Cashman Kristina Cashman, Secretary

Exhibit A

Resolutions of the Board of Directors

P.F. CHANG’S CHINA BISTRO, INC.

BOARD RESOLUTIONS

ADOPTION OF AMENDMENTS TO STOCK OPTION PLANS

WHEREAS, the Corporation currently sponsors and maintains several stock option plans (collectively the “Plans”) which provide an incentive to attract, retain and reward employees, consultants and directors of the Corporation; and

WHEREAS, pursuant to the terms of the Plans, the Corporation has the authority to interpret and amend the Plans; and

WHEREAS, the Corporation wishes to amend the Plans in order to provide that all options issued under such Plans (i) may not, without the prior approval of the Corporation’s stockholders, be repriced, replaced, regranted through cancellation, or regranted by lowering the exercise price of any option and/or award previously granted under the Plans, and (ii) shall be granted with an exercise price equal to one hundred percent (100%) of the fair market value of the Corporation’s common stock underlying such option on the date of such grant, regardless of the designation of such options as incentive stock options or nonstatutory stock options.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves amendments to the Plans such that, (i) without the prior approval of the Corporation’s shareholders, the Corporation shall not reprice, replace, regrant through cancellation, or regrant by lowering the exercise price of any option and/or award previously granted under the Plans, and (ii) all options granted under the Plans shall be granted with an exercise price equal to one hundred percent (100%) of the fair market value of the Corporation’s common stock underlying such option on the date of grant of such options.

RESOLVED FURTHER, that the President, Chief Financial Officer or Secretary of the Corporation and each of them hereby is authorized and directed in the name and on behalf of the Corporation to take all such action as he or she may deem necessary or appropriate to carry out the intent of the foregoing resolutions, including without limitation, the execution of Plan amendments necessary by reason of this Board action, and all previous actions taken by any such officers being hereby ratified, confirmed and approved.

1

Amendment No. 1 to the

P.F. Chang’s China Bistro, Inc.

1998 Stock Option Plan

         Effective as of March 21, 2002 (the “Effective Date”), the P.F. Chang’s China Bistro, Inc. 1998 Stock Option Plan (the “Plan”) is amended as follows:

Powers of the Board. Section 3.4(f) is hereby amended and restated in its entirety to read as follows:

         3.4(f) to amend, modify, extend, cancel, renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof, provided, however, that the Board shall not have the power to amend the exercise price of an Option or grant a new Option in substitution for any Option solely to change the exercise price of the original Option without the approval of a majority of the Company’s stockholders;

Exercise Price. Section 6.1 is hereby amended and restated in its entirety to read as follows:

         6.1 Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option or a Nonstatutory Stock Option shall be not less than the Fair Market Value of a share of stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

Amendment No. 1 to the

P.F. Chang’s China Bistro, Inc.

1997 Restaurant Management Stock Option Plan

         Effective as of March 21, 2002 (the “Effective Date”), the P.F. Chang’s China Bistro, Inc. 1997 Restaurant Management Stock Option Plan (the “Plan”) is amended as follows:

Powers of the Board. Section 3.3(f) is hereby amended and restated in its entirety to read as follows:

         3.3(f) to amend, modify, extend, or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof, provided, however, that the Board shall not have the power to amend the exercise price of an Option or grant a new Option in substitution for any Option solely to change the exercise price of the original Option without the approval of a majority of the Company’s stockholders;

Exercise Price. Section 6.1 is hereby amended and restated in its entirety to read as follows:

         6.1 Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option or a Nonstatutory Stock Option shall be not less than the Fair Market Value of a share of stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

Amendment No. 1 to the

P.F. Chang’s China Bistro, Inc.

1999 Nonstatutory Stock Option Plan

         Effective as of March 21, 2002 (the “Effective Date”), the P.F. Chang’s China Bistro, Inc. 1999 Nonstatutory Stock Option Plan (the “Plan”) is amended as follows:

Powers of the Board. Section 3.2(e) is hereby amended and restated in its entirety to read as follows:

         3.2(e) to amend, modify, extend, or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof, provided, however, that the Board shall not have the power to amend the exercise price of an Option or grant a new Option in substitution for any Option solely to change the exercise price of the original Option without the approval of a majority of the Company’s stockholders;

Exercise Price. Section 6.1 is hereby amended and restated in its entirety to read as follows:

         6.1 Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.